As filed with the Securities and Exchange Commission on June 9, 2006

                                                   Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ------------------------
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                           ------------------------

                        RECKSON ASSOCIATES REALTY CORP.
            (Exact name of registrant as specified in its charter)

           Maryland                                      11-3233650
-------------------------------            ------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                             225 Broadhollow Road
                           Melville, New York 11747
                                (631) 694-6900
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                           ------------------------

            Reckson Associates Realty Corp. 2005 Stock Option Plan
                           (Full title of the plan)

                            -----------------------

                               Scott H. Rechler
               Chairman of the Board and Chief Executive Officer
                        Reckson Associates Realty Corp.
                             225 Broadhollow Road
                           Melville, New York 11747
                                (631) 694-6900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                              CALCULATION OF REGISTRATION FEE
================================================================================================================================
      Title of Securities             Amount to           Proposed maximum         Proposed maximum      Amount of registration
        to be registered           be registered(1)      offering price per       aggregate offering               fee
                                                                share                   price
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01
per share                             2,000,000             $39.85(2)(3)          $79,700,000(2)(3)           $8,527.90(4)
================================================================================================================================

(1) Plus such additional number of shares as may be required pursuant to the 2005 Stock Option Plan with respect to which no additional consideration will be paid (i) in the event of a stock dividend, reverse stock split, split up, recapitalization or capital adjustments and (ii) that are issuable pursuant to dividend equivalent rights relating to stock options or restricted stock units issued under the 2005 Stock Option Plan.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").

(3) Calculated pursuant to Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices for the common stock reported on the New York Stock Exchange on June 7, 2006.

(4) In accordance with Rule 457(h), the filing fee is based on the maximum number of the registrant's securities issuable under the 2005 Stock Option Plan that are covered by this Registration Statement.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents and the documents incorporated by reference herein pursuant to
Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      Reckson Associates Realty Corp. (the "Company") hereby incorporates by reference the documents listed in (a), (b), (c), (d) and (e) below which have previously been filed with the Securities and Exchange Commission (the "Commission").

      (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2005.

      (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

      (c) The Company's Current Reports on Form 8-K (including amendments to Current Reports on Form 8-K/A) filed February 21, 2006, March 1, 2006, March 31, 2006 and April 7, 2006, respectively.

      (d) The Company's definitive proxy statement on Schedule 14A filed on April 10, 2006.

      (e) The description of the Company's common stock, par value $.01 per share, contained in Item 1 of the Company's registration statement on Form 8-A, as amended, filed on May 9, 1995 pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act").

      In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4. Description of Securities.

      Not Applicable.

Item 5. Interests of Named Experts and Counsel.

      None.

Item 6. Indemnification of Directors and Officers.

      The Maryland General Corporation Law, as amended from time to time (the "MGCL"), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the Company (the "Charter") contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

      Our Charter authorizes us, to the maximum extent permitted by Maryland law, to obligate ourselves to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his/her service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. Our Charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

      The MGCL requires a corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who is successful (on the merits or otherwise) in the defense of (a) any proceeding to which he is made a party by reason of his service in that capacity and (b) any issue, claim or matter in such a proceeding. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses, upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

      We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require, among other matters, that we indemnify our executive officers and directors to the fullest extent permitted by law and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements and may cover executive officers and directors under the Company's directors' and officers' liability insurance. Although indemnification agreements offer substantially the same scope of coverage afforded by the bylaws, they provide greater assurance to directors and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights they provide.

Item 7. Exemption of Registration Claimed.

      Not Applicable.

Item 8. Exhibits

4.1   Articles of Amendment and Restatement of the Company (1)

4.2 Articles of Amendment of the Company filed with the Maryland State Department of Assessments and Taxation on June 2, 2004 (2)

4.3 Articles of Amendment of the Company filed with the Maryland State Department of Assessments and Taxation on June 2, 2004 (2)

4.4 Articles of Amendment of the Company filed with the Maryland State Department of Assessments and Taxation on September 16, 2004 (3)

4.5. Articles of Amendment of the Company filed with the Maryland State Department of Assessments and Taxation on May 26, 2005 (4)

4.6   Amended and Restated Bylaws of the Company (5)

4.7   Specimen share certificate of common stock (6)

4.8   Reckson Associates Realty Corp. 2005 Stock Option Plan (4)

5     Opinion of Sidley Austin LLP

23.1  Consent of Sidley Austin LLP (included as part of Exhibit 5)

23.2  Consent of Ernst & Young LLP

23.3  Consent of Beck & Company, LLC

24 Power of Attorney (included on the signature page of this Registration Statement)

----------

(1) Previously filed as an exhibit to the Company's Registration Statement on Form S-11 (No. 333-1280) and incorporated herein by reference.

(2) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q filed with the Commission on August 9, 2004 and incorporated herein by reference.

(3) Previously filed as an exhibit to the Company's Current Report on Form 8-K filed with the Commission on September 20, 2004 and incorporated herein by reference.

(4) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q filed with the Commission on August 8, 2005 and incorporated herein by reference.

(5) Previously filed as an exhibit to the Company's Current Report on Form 8-K filed with the Commission on February 21, 2006 and incorporated herein by reference.

(6) Previously filed as an exhibit to the Company's Registration Statement on Form S-11 (No. 33-84324) and incorporated herein by reference.

Item 9. Undertakings

      The undersigned registrant hereby undertakes:

      (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding ) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Reckson Associates Realty Corp. certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Township of Huntington, State of New York, on June 9, 2006.

                                         RECKSON ASSOCIATES REALTY CORP.


                                         By:      /s/ Scott H. Rechler
                                              ---------------------------------
                                                  Scott H. Rechler
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Reckson Associates Realty Corp., whose signature appears below hereby constitutes and appoints Scott H. Rechler and Michael Maturo or any one of them, his or her attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement or a registration statement prepared in accordance with Rule 462 of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection herewith or in connection with the registration of the offered securities under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                                         Title                                       Date
       ---------                                         -----                                       ----
     /s/ Scott H. Rechler                   Chairman of the Board and Chief                      June 9, 2006
--------------------------          Executive Officer (Principal Executive Officer)
   Scott H. Rechler

     /s/ Michael Maturo              President, Treasurer, Chief Financial Officer               June 9, 2006
--------------------------                           and Director
      Michael Maturo                      (Principal Financial Officer and
                                             Principal Accounting Officer)

    /s/ Peter Quick                             Lead Independent Director                        June 9, 2006
--------------------------
      Peter Quick

--------------------------                              Director
  Douglas Crocker II
                                                        Director
--------------------------
   Elizabeth McCaul

 /s/ Ronald H. Menaker                                  Director                                 June 9, 2006
--------------------------
   Ronald H. Menaker
                                                        Director
--------------------------
   Lewis S. Ranieri

   /s/ John F. Ruffle                                   Director                                 June 9, 2006
--------------------------
    John F. Ruffle

  /s/ Stanley Steinberg                                 Director                                 June 9, 2006
--------------------------
   Stanley Steinberg

                                 Exhibit Index

4.1   Articles of Amendment and Restatement of the Company (1)

4.2 Articles of Amendment of the Company filed with the Maryland State Department of Assessments and Taxation on June 2, 2004 (2)

4.3 Articles of Amendment of the Company filed with the Maryland State Department of Assessments and Taxation on June 2, 2004 (2)

4.4 Articles of Amendment of the Company filed with the Maryland State Department of Assessments and Taxation on September 16, 2004 (3)

4.5 Articles of Amendment of the Company filed with the Maryland State Department of Assessments and Taxation on May 26, 2005 (4)

4.6   Amended and Restated Bylaws of the Company (5)

4.7   Specimen share certificate of common stock (6)

4.8   Reckson Associates Realty Corp. 2005 Stock Option Plan (4)

5     Opinion of Sidley Austin LLP

23.1  Consent of Sidley Austin LLP (included as part of Exhibit 5)

23.2  Consent of Ernst & Young LLP

23.3  Consent of Beck & Company, LLC

24 Power of Attorney (included on the signature page of this Registration Statement)

----------
(1) Previously filed as an exhibit to the Company's Registration Statement on Form S-11 (No. 333-1280) and incorporated herein by reference.

(2) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q filed with the Commission on August 9, 2004 and incorporated herein by reference.

(3) Previously filed as an exhibit to the Company's Current Report on Form 8-K filed with the Commission on September 20, 2004 and incorporated herein by reference.

(4) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q filed with the Commission on August 8, 2005 and incorporated herein by reference.

(5) Previously filed as an exhibit to the Company's Current Report on Form 8-K filed with the Commission on February 21, 2006 and incorporated herein by reference.

(6) Previously filed as an exhibit to the Company's Registration Statement on Form S-11 (No. 33-84324) and incorporated herein by reference.